Exhibit 10.39

                         MUTUAL RELEASE AND
                     INDEMNIFICATION AGREEMENT
                     -------------------------


        This Mutual Release and Indemnification Agreement is made

this 28th day of May, 1993, by and among Exhibition Enterprises

Partnership, a New York general partnership ("EEP"), Cinema

Enterprises, Inc., a Missouri corporation ("CENI"), American

Multi-Cinema, Inc., a Missouri corporation ("AMC"), TPI

Entertainment, Inc., a Delaware corporation ("TPIE"), and TPI

Enterprises, Inc., a New Jersey corporation ("TPI").



        WHEREAS, TPIE, a wholly-owned subsidiary of TPI, and AMC

entered into that certain Asset Purchase Agreement dated August 24,

1988, as amended (the "Purchase Agreement"), pursuant to which AMC agreed to sell and TPIE agreed to purchase, subject to the

satisfaction of certain conditions, leasehold interests and other properties related to the operation of up to ninety (90) theaters;

and



        WHEREAS, the Purchase Agreement contemplated that the sale and purchase of such properties would be consummated at more than one Closing and the Initial Closing (both as defined in the

Purchase Agreement) involving fifty-five (55) theaters, occurred as of February 24, 1989, and the Courthouse Closing (as defined in the

Purchase Agreement) involving one additional theater occurred as of

May 18, 1990 (such theaters being referred to herein as the

"Purchased Theaters"); and

        WHEREAS, pursuant to the Purchase Agreement, AMC and TPIE

entered into that certain Management Agreement dated as of

February 24, 1989, whereby AMC agreed to manage on behalf of TPIE the Purchased Theaters and any other motion picture theaters acquired or constructed by TPIE (collectively, the "Theaters"); and



        WHEREAS, TPIE and CENI, a wholly-owned subsidiary of AMC,

entered into that certain General Partnership Agreement dated as of

March 4, 1991 (the "Partnership Agreement") forming EEP; and



        WHEREAS, pursuant to the Partnership Agreement, TPIE

assigned to the Partnership all of TPIE's right, title and interest in and to the Theaters effective as of April 19, 1991; and



        WHEREAS, EEP and AMC entered into that certain Amended and

Restated Management Agreement dated March 4, 1991 (the "Management

Agreement") whereby AMC agreed to manage on behalf  of EEP the

Theaters and any other motion picture theaters acquired or

constructed by EEP; and



        WHEREAS, TPIE and Cinema Enterprises II, Inc. ("CENI II"),

a wholly-owned subsidiary of AMC, among others, entered into that certain Partnership Interest Purchase Agreement dated as of May 28,

1993 (the "Partnership Interest Purchase Agreement"), whereby TPIE agreed to sell and transfer to CENI II TPIE's Partnership Interest

(as defined in the Partnership Interest Purchase Agreement); and


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

        WHEREAS, immediately prior to the execution of this Mutual

Release and Indemnification Agreement, TPIE executed and delivered to CENI II that certain Assignment and Assumption Agreement dated as of the date hereof (as defined in the Partnership Interest

Purchase Agreement) whereby TPIE transferred its Partnership

Interest to CENI II; and



        WHEREAS, as an inducement to TPIE to transfer TPIE's Part-

nership Interest to CENI II, and to CENI II to purchase TPIE's

Partnership Interest, the parties hereto agreed to release each other from certain liabilities and obligations under the Management

Agreement and the Partnership Agreement and to indemnify each other from certain liabilities arising  under the Partnership Agreement as described herein, upon the terms set forth in this Mutual

Release and Indemnification Agreement; and



        WHEREAS, the parties hereto will benefit from this Mutual

Release and Indemnification Agreement;



        NOW, THEREFORE, in consideration of the covenants, mutual

releases and indemnifications set forth  herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Release.



1. TPIE and TPI.  Except for obligations and liabilities arising under the Partnership Interest Purchase Agreement and except as set forth in Section 2 of this Mutual Release and Indemnification
         ---------

Agreement, TPIE and TPI each hereby (i) completely releases and forever discharges EEP, CENI and AMC and their respective

directors, officers and employees from any and all duties and obligations arising under or in connection with the Management

Agreement or the Partnership Agreement, whether currently existing or arising at any time hereafter, and (ii) completely releases and forever discharges EEP, CENI and AMC and their respective

directors, officers and employees of and from all past, present and future claims, demands, obligations, liabilities, actions, causes of action, rights, damages, costs, expenses and compensation of every nature whatsoever, whether direct or indirect, whether based on tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, arising from or under the

Management Agreement or the Partnership Agreement; provided,

however, the foregoing shall not affect

i) TPIE's right to be paid the Administrative Fee (as defined in the Partnership Agreement) that has accrued through the date hereof pursuant to the terms of the Partnership Agreement, ii) TPIE's right to receive Financial Reports (as defined in the Partnership

Agreement) for any period prior to and including the date hereof pursuant to the terms of the Partnership Agreement, and iii) EEP's


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

obligation to file the 1992 tax returns pursuant to Section 6.3(b)

of the Partnership Agreement, which shall be filed no later than

September 1, 1993 after review by TPIE in accordance with such

Section 6.3(b).





2. EEP, CENI, and AMC.  Except for obligations and liabilities arising under the Partnership Interest Purchase Agreement and except as set forth in Section 2 of this Mutual Release and
                       ---------

Indemnification Agreement, EEP, CENI and AMC each hereby (i)

completely releases and forever  discharges TPIE and TPI and their respective directors, officers and employees from any and all duties and obligations arising under or in connection with the

Management Agreement or the Partnership Agreement, whether

currently existing or arising at any time hereafter, and (ii)

completely releases and forever discharges TPIE and TPI and their respective directors, officers and employees of and from all past,

present and future claims, demands, obligations, liabilities,

actions, causes of action, rights, damages, costs, expenses and compensation of every nature whatsoever, whether direct or

indirect, whether based on tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, arising from or under the Management Agreement or the Partnership

Agreement.

        2. Indemnification.



1. By TPIE and TPI.  (a) Each of TPIE and TPI shall jointly and severally indemnify, defend and hold harmless EEP, CENI, CENI II and AMC (the "AMC Entities"), their Affiliates (as defined in the

Partnership Agreement) and their respective directors, officers and employees against and in respect of any and all claims, demands,

losses, costs, expenses, obligations, liabilities and damages,

including interest, penalties and reasonable attorneys' fees

("Loss"), which arise out of, result from or are based upon the fraud,  bad faith or willful misconduct of TPIE prior to the date hereof.





2. By the AMC Entities.  Each of the AMC Entities shall jointly and severally indemnify, defend and hold harmless TPIE and TPI, their

Affiliates and their respective directors, officers and employees,

against and in respect of any and all Loss which arises out of,

results from or is based upon (i) the fraud, bad faith or willful misconduct of CENI prior to the date hereof, (ii) the acts or omissions of EEP which occur either before or after the date hereof, unless the Loss arises out of, results from or is based upon the fraud, bad faith or willful misconduct of TPIE, or (iii)

the TPIE Liabilities (as defined in the Partnership Agreement).

4. Notice of Claim.  (a) By the AMC Entities.  The AMC Entities (or

any of them) shall promptly notify TPIE or TPI of the existence of any claim, demand or other matter to which TPIE's or TPI's

indemnification obligations would apply (a "Claim").  In the event that the indemnifying party advises the indemnified party that the indemnifying party will contest a claim for indemnification

hereunder, or fails, within 20 days of receipt of any

indemnification notice to notify, in writing, the indemnified party of its election to defend, settle or compromise, at its sole cost and expense, any Claim (or discontinues its defense at any time after it  commences such defense), then the indemnified party may,

at its option, defend, settle or otherwise compromise or pay such

Claim; provided, however, that the indemnified party shall not
       --------  -------

settle or otherwise promise or pay such Claim without the prior written consent of the indemnifying party which consent shall not be unreasonably withheld but which consent if not withheld shall not prejudice the indemnifying party's right to continue to contest the claim for indemnification if the indemnifying party has

previously notified the indemnified party of its intention to so contest the claim for indemnification.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such Claim, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such Claim shall be a Loss subject to

indemnification hereunder to the extent the indemnified party is entitled to indemnification hereunder for such Claim.  If the facts


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

giving rise to such indemnification shall involve any actual or threatened Claim by a third party, the indemnifying party shall be entitled to control the defense of such Claim in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if the indemnifying party notifies the

indemnified party in writing of its intention to do so within 20 days of the receipt of such notice by the indemnifying party,

without prejudice, however, to the right of the indemnified party to participate  therein through counsel of the indemnified party's own choosing, which participation shall be at the indemnified party's sole expense, unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to

represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct a defense of such Claim on behalf of the indemnified party, or (ii)

the indemnifying party shall fail diligently to defend such Claim within a reasonable time.  Whether or not the indemnifying party chooses to defend such Claim, the parties hereto shall cooperate in the defense of such Claim and shall furnish such records,

information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.  The indemnifying party shall


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

not settle or permit the settlement of any such third party Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.



        If a Claim is one that cannot by its nature be defended

solely by TPIE or TPI (including, without limitation, any federal or state tax proceeding), then the AMC Entities shall  make

available all information and assistance that TPIE or TPI may reasonably request.



             (b)  By TPIE and TPI.  TPIE or TPI shall promptly

notify the AMC Entities of the existence of any Claim to which the

AMC Entities' indemnification obligations would apply.  In the event that the indemnifying party advises the indemnified party that the indemnifying party will contest a claim for

indemnification hereunder, or fails, within 20 days of receipt of any indemnification notice to notify, in writing, the indemnified party of its election to defend, settle or compromise, at its sole cost and expense, any Claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such Claim; provided, however, that the indemnified party shall not
            --------  -------

settle or otherwise promise or pay such Claim without the prior written consent of the indemnifying party which consent shall not be unreasonably withheld but which consent if not withheld shall not prejudice the indemnifying party's right to continue to contest the claim for indemnification if the indemnifying party has previously notified the indemnified party of its intention to so contest the claim for indemnification.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such Claim, the indemnified party's costs and expenses arising out  of the defense, settlement or compromise of any such Claim shall be a Loss subject to

indemnification hereunder to the extent the indemnified party is entitled to indemnification hereunder for such Claim.  If the facts giving rise to such indemnification shall involve any actual or threatened Claim by a third party, the indemnifying party shall be entitled to control the defense of such Claim in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if the indemnifying party notifies the

indemnified party in writing of its intention to do so within 20 days of the receipt of such notice by the indemnifying party,

without prejudice, however, to the right of the indemnified party to participate therein through counsel of the indemnified party's own choosing, which participation shall be at the indemnified party's sole expense, unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to

represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct a defense of such Claim on behalf of the indemnified party, or (ii)

the indemnifying party shall fail diligently to defend such Claim within a reasonable time.  Whether or not the  indemnifying party chooses to defend such Claim, the parties hereto shall cooperate in the defense of such Claim and shall furnish such records,

information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.  The indemnifying party shall not settle or permit the settlement of any such third party Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.



        If a Claim is one that cannot by its nature be defended

solely by the AMC Entities, or any of them, (including, without limitation, any federal or state tax proceeding), then TPIE and TPI shall make available all information and assistance that the AMC

Entities, or any of them, may reasonably request.





5. Right to Setoff.  The parties understand and agree that each party shall have the right to offset any and all payments due to it by any of the other parties, whether pursuant to this Mutual

Release and Indemnification Agreement, the Partnership Interest

Purchase Agreement, the Assignment and Assumption Agreement, the

Confidentiality Agreement or the Termination Agreement (each as defined in the Partnership Interest Purchase Agreement) against any and all amounts that such party owes to any such other party,

whether pursuant to  the Partnership Interest Purchase Agreement,

this Mutual Release and Indemnification Agreement, the Assignment

and Assumption Agreement, the Confidentiality Agreement or the

Termination Agreement and regardless of whether amounts payable by such party are then mature or otherwise due and owing.  The rights of the parties under this Section 2.5 are in addition to any other
                          -----------

rights and remedies that the parties may have.



        3. Effect on Other Agreements.  Notwithstanding anything

contained herein to the contrary, nothing in this Mutual Release and Indemnification Agreement shall be deemed or construed to release, waive or in any manner affect the rights and obligations of the parties under the following agreements:  (i) that certain

Standstill Agreement dated March 4, 1991 by and among TPI, AMC,

CENI, AMC Entertainment, Inc., Durwood, Inc., Stanley H. Durwood

and Edward D. Durwood; (ii) that certain Option Agreement dated

March 4, 1991 by and between AMC and C&C Investment Holdings, L.P.

("C&C"), as amended by that certain First Amendment to Option

Agreement dated April 25, 1991 by and between AMC and C&C; and

(iii) the Partnership Interest Purchase Agreement, the Assignment

and Assumption Agreement, the Confidentiality Agreement and the

Termination Agreement.



        4. Survival.  The indemnification obligations of TPI set


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

forth in Section 2.1 and the indemnification obligations of AMC set
         -----------

forth in Section 2.2 of this Mutual Release and Indemnification
         -----------

Agreement shall survive the execution and delivery of this

Agreement for a period of two years following the date hereof and shall thereafter be of no further force or effect, and TPI and AMC shall have no further indemnification obligations hereunder, except for any indemnification obligations that TPI or AMC may have in connection with any Claim concerning which TPIE or TPI or the AMC

Entities, as the case may be, shall have been notified pursuant to

Section 2.4 prior to the expiration of such two-year period.  With
- -----------

respect to any such Claim, the indemnification obligations of TPI and AMC, as the case may be, shall survive forever.  Nothing contained in this Section 4 shall in any manner affect or limit the rights of TPI or AMC to indemnification under this Mutual Release and Indemnification Agreement.  Except as set forth above, the indemnification obligations of the parties hereto shall survive forever.





        5. Miscellaneous.

             1. The subject headings of the sections and

subsections of this Mutual Release and Indemnification Agreement are included for purposes of convenience only and  shall not affect the construction or interpretation of any of its provisions.



             2. This Mutual Release and Indemnification Agreement


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

constitutes the entire agreement between the parties hereto

pertaining to the subject matter contained herein and supersedes all prior or contemporaneous written or verbal agreements,

representations and understandings of the parties.



             3. No supplement, modification or amendment of this

Mutual Release and Indemnification Agreement shall be binding unless executed in writing by all the parties.



             4. No waiver of any of the provisions of this Mutual

Release and Indemnification Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not

similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.



             5. This Mutual Release and Indemnification Agreement

is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  TPI and TPIE are jointly and severally liable for all obligations and

liabilities hereunder of either of them.   The AMC Entities are

jointly and severally liable for all obligations and liabilities hereunder of any of them.



             6. This Mutual Release and Indemnification Agreement

shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts that are executed and performed entirely in New York.



             7. If any provision of this Mutual Release and

Indemnification Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties hereto that all other provisions of this Mutual Release and

Indemnification Agreement be construed to remain fully valid,

enforceable and binding on the parties.



             8. Each party hereto shall further execute and

deliver all such appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Mutual Release and Indemnification Agreement fully and legally effective, binding and enforceable as between the parties hereto and as against third parties, or as the other parties may

reasonably request.



             9. This Mutual Release and Indemnification Agreement

may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original,  but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Mutual

Release and Indemnification Agreement as of the first date above written.



                                   EXHIBITION ENTERPRISES
                                   PARTNERSHIP,
                                   a New York general partnership,

                                   BY: CINEMA ENTERPRISES, INC.,
                                       a Missouri corporation,
                                       General Partner

                                       By: /s/ Peter C. Brown
                                       -------------------------
                                       Name: Peter C. Brown
                                       -------------------------
                                       Title: Senior Vice
                                       President and Chief
                                       Financial Officer
                                       -------------------------

                                   BY: CINEMA ENTERPRISES II,
                                       INC., a Missouri
                                       corporation,
                                       General Partner

                                       By: /s/ Peter C. Brown
                                       -------------------------
                                       Name: Peter C. Brown
                                       -------------------------
                                       Title: Senior Vice
                                       President, Chief
                                       Financial Officer and
                                       Treasurer
                                       -------------------------

                                   CINEMA ENTERPRISES, INC., a
                                   Missouri corporation


                                   By: /s/ Peter C. Brown
                                   -----------------------------
                                   Name: Peter C. Brown
                                   -----------------------------
                                   Title: Senior Vice President
                                   and Chief Financial Officer
                                   -----------------------------


                                   AMERICAN MULTI-CINEMA, INC.,
                                   a Missouri corporation


                                   By: /s/ Peter C. Brown
                                   -----------------------------
                                   Name: Peter C. Brown
                                   -----------------------------
                                   Title: Senior Vice President,
                                   Chief Financial Officer and
                                   Treasurer
                                   -----------------------------



                                   TPI ENTERTAINMENT, INC., a
                                   Delaware corporation


                                   By: /s/ Stephen R. Cohen
                                   -----------------------------
                                   Name: Stephen R. Cohen
                                   -----------------------------
                                   Title: President
                                   -----------------------------

                                   TPI ENTERPRISES, INC., a
                                   New Jersey corporation


                                   By: /s/ Stephen R. Cohen
                                   -----------------------------
                                   Name: Stephen R. Cohen
                                   -----------------------------
                                   Title: Chairman of the Board
                                   -----------------------------


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